Exhibit 4.1

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE THEY ARE BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Execution Version

FIRST AMENDMENT TO THIRD AMENDED AND RESTATED MULTICURRENCY PRIVATE SHELF AGREEMENT

This FIRST AMENDMENT TO THIRD AMENDED AND RESTATED MULTICURRENCY PRIVATE SHELF AGREEMENT, dated as of December 19, 2025 (this “Amendment”), is among Henry Schein, Inc., a Delaware corporation (the “Company”), PGIM, Inc., a New Jersey corporation (“Prudential”), and the other financial institutions and other entities party hereto (the “Holders”) that constitute each of the holders of the Notes outstanding as of the date hereof (such Notes, the “Existing Notes”, and as amended and restated by this Amendment, and as may be further amended, restated, modified or replaced from time to time, together with any notes issued in substitution therefor pursuant to Section 13 of the Note Facility (as defined below), collectively, the “Notes”).

W I T N E S S E T H

WHEREAS, reference is made to that certain $500,000,000 Third Amended and Restated Multicurrency Private Shelf Agreement, dated as of October 20, 2021, by and among the Company, Prudential and each Holder party thereto (and as may be further amended, restated, modified or supplemented from time to time, the “Note Facility”);

WHEREAS, the Company has requested that the Note Facility be amended by this Amendment in order to, among other things, extend the Issuance Period and effect certain changes to the covenant set forth in Section 10.9 of the Note Facility; and

WHEREAS, the Company, Prudential and the Holders are willing to enter into such amendments subject and pursuant to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Note Facility.

SECTION 2. Amendments to the Note Facility. Effective as of the First Amendment Effective Date, the Note Facility is hereby amended as follows:

(a) Section 1.4 of the Note Facility is hereby amended by deleting the reference to “$500,000,000 (or the Dollar Equivalent in other Available Currencies)” in the first sentence thereof and inserting “$450,000,000 (or the Dollar Equivalent in other Available Currencies)” in lieu thereof.

(b) Section 2.1 of the Note Facility is hereby amended by deleting the reference to “$500,000,000” and inserting “$450,000,000 (or the Dollar Equivalent in other Available Currencies)” in lieu thereof. In addition, each reference in the Note Facility to the “$500,000,000 (or the Dollar Equivalent in other Available Currencies) Private Shelf Facility” is hereby deleted and replaced with “$450,000,000 (or the Dollar Equivalent in other Available Currencies) Private Shelf Facility.”

(c) Section 2.2 of the Note Facility is hereby amended and restated in its entirety to read as follows:

“Shelf Notes may be issued and sold pursuant to this Agreement until the earlier of (i) December 19, 2028 (or if such day is not a Business Day, the Business Day next succeeding such day), and (ii) the thirtieth day after Prudential shall have given to the Company, or the Company shall have given to Prudential, a written notice stating that it elects to terminate the issuance and sale of Shelf Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day). The period during which Shelf Notes may be issued and sold pursuant to this Agreement, is herein called the “Issuance Period”.”

(d) Section 3.1 of the Note Facility is hereby amended by deleting “Akin Gump Strauss Hauer & Feld LLP, One Bryant Park, New York, New York 10036” and inserting “Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, NY 10178-0060” in lieu thereof.

(e) Section 4.4(b) of the Note Facility is hereby amended by deleting “Akin Gump Strauss Hauer & Feld LLP” and inserting “Morgan, Lewis & Bockius LLP” in lieu thereof.

(f) Section 7.2(a) of the Note Facility is hereby amended by inserting the words “and any Incorporated Financial Covenant” after the reference to “and Section 10.7(g)(iii)” set forth in subclause (ii)(A) thereof.

(g) Section 9 of the Note Facility is hereby amended by inserting a new Section 9.9 immediately after Section 9.8 thereof to read as follows:

“9.9. Most Favored Lender Provision.

(a) If, as of or at any time after, the First Amendment Effective Date, any Material Credit Facility contains (i) a Material Financial Covenant that is not contained in this Agreement or (ii) a Material Financial Covenant that is contained in this Agreement which would in any respect be more beneficial to the holders of such Indebtedness than the Material Financial Covenants set forth in this Agreement (any such provision, a “More Favorable Financial Covenant”), then the Company shall provide a Most Favored Lender Notice in respect of such More Favorable Financial Covenant. Thereupon, unless waived in writing by the Required Holders within fifteen (15) days after each holder’s receipt of such notice, such More Favorable Financial Covenant shall be deemed automatically incorporated by reference into this Agreement, mutatis mutandis, as if set forth in full herein, effective as of the date when such More Favorable Financial Covenant shall have become effective under such Material Credit Facility.

(b) Any More Favorable Financial Covenant incorporated into this Agreement (herein referred to as an “Incorporated Financial Covenant”) (i) shall be deemed automatically amended, modified or waived herein to reflect any subsequent amendments, modifications or waivers made to such More Favorable Financial Covenant under the applicable Material Credit Facility, including, for the avoidance of doubt, amendments, modifications or waivers which make the relevant covenant less restrictive on the Company; provided that, if a Default or an Event of Default then exists in relation to such Incorporated Financial Covenant and the amendment or waiver of such More Favorable Financial Covenant would make such covenant less restrictive on the Company, such Incorporated Financial Covenant shall only be deemed automatically amended or waived at such time, if it should occur, when such Default or Event of Default is no longer continuing, and (ii) shall be deemed automatically deleted from this Agreement at such time as such More Favorable Financial Covenant is deleted or otherwise removed from the applicable Material Credit Facility or such Material Credit Facility is terminated; provided, however, that if a Default or Event of Default then exists in relation to such Incorporated Financial Covenant, such Incorporated Financial Covenant shall only be deemed automatically deleted from this Agreement at such time, if it should occur, when such Default or Event of Default is no longer continuing. Further, if any lender under the relevant Material Credit Facility is paid, directly or indirectly, any compensation for the amendment, waiver or removal of such Incorporated Financial Covenant then the holders of the Notes shall receive, concurrently with or promptly after payment to the lender or lenders under the relevant Material Credit Facility, a pro rata amount (based on the aggregate of both drawn and undrawn amounts) of any compensation paid to the lenders under the relevant Material Credit Facility (unless such amendment, waiver or removal is as a result of a refinancing or replacement in full of the Material Credit Facility and excluding, for the avoidance of doubt, any portion of such compensation paid to such lenders under the relevant Material Credit Facility that is attributable to any concurrent extension of the scheduled maturity date or renewal of any lending commitments under such Material Credit Facility). For the avoidance of doubt, a waiver by the applicable lenders or holders under the applicable Material Credit Facility of any Default or Event of Default in relation to a More Favorable Financial Covenant shall not affect the existence of the corresponding Default or Event of Default, if any, in respect of the related Incorporated Financial Covenant under this Agreement.

(c) Upon the effectiveness of any amendment described in Section 9.9(a), upon the request of the Company or any holder of Notes, the holders of Notes and the Company shall (at the Company’s sole cost and expense) enter into any additional agreement or amendment to this Agreement evidencing the incorporation of any such Incorporated Financial Covenant. Upon the effectiveness of any amendment, waiver, deletion or removal described in Section 9.9(b), upon the request of the Company, the holders of Notes shall (at the Company’s sole cost and expense) enter into any additional agreement or amendment to this Agreement requested by the Company evidencing the deletion and termination of any such Incorporated Financial Covenant.

(d) For the avoidance of doubt, each of the financial covenants set forth in Section 10.9 of this Agreement as of the date of this Agreement shall remain in this Agreement regardless of whether any More Favorable Financial Covenants are incorporated into this Agreement and shall be independent of any Incorporated Financial Covenant. Any incorporation of an Incorporated Financial Covenant pursuant to this Section 9.9 shall include such related definitional and interpretive changes as used in such Incorporated Financial Covenant as are reasonably necessary to give effect to such

Incorporated Financial Covenant on a basis consistent with the applicable Material Credit Facility.”

(h) Section 10.5(j) of the Note Facility is hereby amended and restated in its entirety to read as follows:

“judgment and other similar Liens arising in connection with court proceedings in an aggregate amount not in excess of $15,000,000 (except to the extent covered by independent third-party insurance) provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;”

(i) Section 10.9 of the Note Facility is hereby amended and restated in its entirety to read as follows:

“10.9 Leverage Ratio.

The Company will not permit the Consolidated Leverage Ratio to exceed 3.50 to 1.00 for the four fiscal quarters of the Company then last ended (in each case taken as one accounting period) as of the last day of each fiscal quarter; provided that, to the extent the Company consummates an acquisition permitted by this Agreement for aggregate cash consideration exceeding $150,000,000 (each, a “Material Acquisition”), the Company may elect, upon written notice to Prudential and each holder of a Note that is an Institutional Investor, which notice shall be provided no later than the last Business Day of the fiscal quarter in which the relevant Material Acquisition is consummated, to increase the maximum Consolidated Leverage Ratio permitted by this Section 10.9 to 4.00 to 1.00 for the fiscal quarter in which such Material Acquisition is consummated and the three consecutive fiscal quarters of the Company following such Material Acquisition (each, a “Four Quarter Period”) (retroactive to the first day of such Four Quarter Period), and the interest rate applicable to the Notes (in addition to any Incremental Interest payable pursuant to the last paragraph of this Section 10.9) shall increase by 0.25% per annum during the period (such period, an “Acquisition Spike Period”) from (and retroactive to) the first day of such Four Quarter Period until the earlier of (i) the last day of such fiscal quarter at the end of which the Consolidated Leverage Ratio for the four fiscal quarters of the Company then ended did not exceed 3.50 to 1.00 (retroactive to such date) and (ii) the last day of such Four Quarter Period (each, a “Covenant Reset Date”), to the extent the Consolidated Leverage Ratio as of the last day of any fiscal quarter of the Company ending during such Acquisition Spike Period equals or exceeds 3.50 to 1.00 (such increase in the applicable interest rate pursuant hereto, the “Acquisition Spike”); provided further that, the maximum Consolidated Leverage Ratio may be increased to 4.00 to 1.00 for a Four Quarter Period in connection with a Material Acquisition no more than three times after September 15, 2017. For the avoidance of doubt, the Consolidated Leverage Ratio may not exceed 3.50 to 1.00 for the four fiscal quarters of the Company then last ended (in each case taken as one accounting period) as of the last day of each fiscal quarter that ends after a Covenant Reset Date during a Four Quarter Period. If the Consolidated Leverage Ratio is increased for a Four Quarter Period pursuant to the preceding sentence, no corresponding increase in the Consolidated Leverage Ratio with respect to a subsequent Material

Acquisition may occur until the completion of at least one full fiscal quarter following the last day of such Four Quarter Period. If an interest payment on any Notes is due after the last day of any fiscal quarter of the Company, but before the Consolidated Leverage Ratio as of such last day has been calculated, then the Company shall pay an amount calculated as if the interest rate in effect on such last day had continued thereafter. If such calculation shows that there was a change in the interest rate on the Notes effective as of the first day following such last day, then the amount of interest payable by the Company on the next succeeding interest payment date in respect of such Notes shall be increased or decreased, as applicable, to the extent necessary to reflect the interest rate that should have been taken into account as of such first following day.

Notwithstanding the foregoing, if the Consolidated Leverage Ratio as the last day of any fiscal quarter (including during an Acquisition Spike Period) exceeds 3.25 to 1.00, as evidenced by a compliance certificate delivered pursuant to Section 7.2 hereof, the interest rate otherwise payable on each Note shall be increased by 0.50% per annum (any such increase in the applicable interest rate, “Incremental Interest”). Such Incremental Interest shall begin to accrue on the first day of the fiscal quarter immediately following the end of the fiscal quarter in respect of which such compliance certificate was delivered, and shall continue to accrue until the last day of the fiscal quarter in respect of which the Company has provided a compliance certificate pursuant to Section 7.2 demonstrating that the Consolidated Leverage Ratio on the last day of such then most recently ended fiscal quarter (in respect of which such compliance certificate is delivered) was not more than 3.25 to 1.00. To the extent the Company fails to deliver a compliance certificate pursuant to Section 7.2 hereof setting forth a calculation of the Consolidated Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Company, the Incremental Interest rate shall be deemed to apply to the Notes for such fiscal quarter.”

(j) Section 11(c) of the Note Facility is hereby amended and restated in its entirety to read as follows:

“(c) the Company defaults in the performance of or compliance with any term contained in Section 7.1(d), (e), (g) or (h), Section 9.8, Section 10 or any Incorporated Financial Covenant; or”

(k) Section 18(iii) of the Note Facility is hereby amended and restated in its entirety to read as follows:

“if to the Company, to the Company at 135 Duryea Road, Melville, New York 11747, Attention of Michael Amodio, Vice President, Treasurer (Telecopy No. (631) 838-8553), with a copy to Proskauer Rose LLP, Eleven Times Square, New York, New York, 10036-8299, Attention of Ron Franklin, Esq. (phone no. (212) 969-3195) (e-mail: rfranklin@proskauer.com).”

(l) The Information Schedule attached to the Note Facility is hereby amended and restated in its entirety and attached hereto as Exhibit A.

(m) The definition of “Consolidated EBITDA” in Schedule B (Defined Terms) of the Note Facility is hereby amended and restated in its entirety to read as follows:

““Consolidated EBITDA” means, for any period, Consolidated Operating Income plus, without duplication, (a) Consolidated Interest Income, (b) depreciation, (c) amortization, (d) the Designated Charges, (e) to the extent deducted in computing Consolidated Operating Income, stock-based compensation of the Company and its Subsidiaries, determined on a consolidated basis, and (f) any one-time charges associated with the aggregate amount of write-offs made by the Company and its Subsidiaries with respect to facilities and leases for such period for which such determination is made, so long as any such charges, when taken together with any amounts pursuant to this clause (f) in any prior period, do not exceed $75,000,000 in the aggregate, in each case, determined in accordance with GAAP and calculated consistent with the manner disclosed by the Company in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

In addition, (A) there shall be included in determining Consolidated EBITDA for any period, without duplication, Acquired EBITDA of any Person, business or property in which the Company or any of its Subsidiaries makes an investment during such period (but not the Acquired EBITDA of any related Person, business or property to the extent not so acquired), to the extent not subsequently sold, transferred or otherwise disposed of by the Company or such Subsidiary during such period (each such Person, business or property acquired and not subsequently so disposed of, an “Acquired Entity or Business”), based on the actual Acquired EBITDA of such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition); and (B) there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, business or property transferred or otherwise disposed of, closed or classified as discontinued operations by the Company or any of its Subsidiaries in a transaction permitted hereunder during such period (each such Person, property, business so sold or disposed of, a “Sold Entity or Business”), based on the actual Disposed EBITDA of such Sold Entity or Business for such period (including the portion thereof occurring prior to such sale, transfer or disposition).”

(n) The definition of “Credit Agreement” in Schedule B (Defined Terms) of the Note Facility is hereby amended and restated in its entirety to read as follows:

““Credit Agreement” means each of the Revolving Credit Agreement and the Term Loan Credit Agreement.”

(o) The definition of “Principal Credit Facility” in Schedule B (Defined Terms) of the Note Facility is hereby amended and restated to read as follows:

““Principal Credit Facility” means any agreement, instrument or facility, and any renewal, refinancing, refunding or replacement thereof, or any two or more of any of the foregoing forming part of a common interrelated financing or other transaction in respect of which the Company or any Subsidiary is a borrower, guarantor or other obligor, providing for the incurrence of Indebtedness by the Company or any Subsidiary in an aggregate principal amount equal to or in excess of $200,000,000 (or the equivalent thereof in any other currency), regardless of the principal amount outstanding thereunder from time to time. For the avoidance of doubt, each Credit Agreement, the New York Life Shelf Agreement, the MetLife Shelf Agreement and the AIG Shelf Agreement is a Principal Credit Facility.”

(p) The definition of “Significant Subsidiary” clause (c) in Schedule B (Defined Terms) of the Note Facility is hereby amended and restated in its entirety to read as follows:

“each Subsidiary that is a borrower under the applicable Credit Agreement;”

(q) Schedule B of the Note Facility is hereby amended by adding the following new definitions in alphabetical order:

““Acquired EBITDA” means, with respect to any Acquired Entity or Business for any period, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business (determined as if references to the Company and its Subsidiaries in the definition of Consolidated EBITDA were references to such Acquired Entity or Business), all as determined on a consolidated basis for such Acquired Entity or Business (but excluding Consolidated EBITDA of any related Person or business not acquired by the Company or any of its Subsidiaries that would otherwise be included in a consolidated calculation).”

““Acquired Entity or Business” is as defined in the definition of the term “Consolidated EBITDA”.”

““Designated Charges” means, for any period, to the extent deducted in computing Consolidated Operating Income, the aggregate of (a) extraordinary, unusual or non-recurring charges and expenses, (b) restructuring, consolidation, transaction, integration or other similar charges and expenses, (c) cost savings as a result of a reduction in force, salary, benefit and other related reductions and pro forma “run-rate” cost savings related to acquisitions and (d) any non-cash charge, loss or expense that relates to the write-down or material impairment of any Subsidiary of the Company; provided that the aggregate amount under clauses (b) and (c) for any applicable period shall not exceed 10% of Consolidated EBITDA for such period, in each case, determined on a consolidated basis in accordance with GAAP and as calculated consistent with the manner disclosed by the Company in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024.”

““Disposed EBITDA” means with respect to any Sold Entity or Business for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business (determined as if references to the Company and its Subsidiaries in the definition of Consolidated EBITDA were references to such Sold Entity or Business and its Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business (but excluding Consolidated EBITDA of any related Person or business not disposed of by the Company or its Subsidiaries that would otherwise be included in a consolidated calculation).”

““First Amendment Effective Date” has the meaning set forth in the First Amendment to Third Amended and Restated Private Shelf Agreement.”

““First Amendment to Third Amended and Restated Private Shelf Agreement” means that certain First Amendment to Third Amended and Restated Private Shelf Agreement, dated as of December 19, 2025, by and among the Company, Prudential and each of the holders of the Notes.”

““Incorporated Financial Covenant” is defined in Section 9.9.”

““Incremental Interest” is defined in Section 10.9.”

““Material Credit Facility” means (a) each Credit Agreement and any renewal, refinancing, refunding or replacement thereof, (b) the New York Life Shelf Agreement, the MetLife Shelf Agreement and the AIG Shelf Agreement and any renewal, refinancing, refunding or replacement of any of the foregoing, (c) any other note purchase agreement, private shelf agreement, master note facility or other similar agreement entered into on or after the First Amendment Effective Date in connection with any institutional private placement financing transaction providing for the issuance and sale of debt securities by the Company or any Subsidiary to one or more other Institutional Investors, and (d) any other agreement, instrument or facility, and any renewal, refinancing, refunding or replacement thereof, or any two or more of any of the foregoing forming part of a common interrelated financing or other transaction in respect of which the Company or any Subsidiary is a borrower, guarantor or other obligor, providing for the incurrence of Indebtedness by the Company or any Subsidiary in an aggregate principal amount equal to or in excess of $350,000,000 (or the equivalent thereof in any other currency), regardless of the principal amount outstanding thereunder from time to time.”

““Material Financial Covenant” means, solely for purposes of Section 9.9, any financial covenant that (whether set forth as a covenant, undertaking, event of default, restriction, or other such provision) requires the Company to maintain, as of one or more testing dates, a fixed-charge coverage ratio or interest-coverage ratio, a leverage ratio, or maximum level of Indebtedness based on a leverage ratio, determined on a consolidated basis (or, if applicable, on a consolidated basis including Subsidiaries).”

““More Favorable Financial Covenant” is defined in Section 9.9.”

““Most Favored Lender Notice” means, in respect of any More Favorable Financial Covenant, a written notice to Prudential and each of the holders of the Notes delivered promptly, and in any event within fifteen (15) Business Days after the inclusion of such More Favorable Financial Covenant in any Material Credit Facility (including by way of amendment or other modification of any existing provision thereof) from a Senior Financial Officer of the Company referring to the provisions and setting forth a reasonably detailed description of such More Favorable Financial Covenant (including any defined terms used therein) and related explanatory calculations, as applicable.”

““Revolving Credit Agreement” means the $1,000,000,000 Third Amended and Restated Credit Agreement, dated as of June 6, 2025, among the Company, as borrower, the lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent, U.S. Bank National Association, as the syndication agent, and the Toronto-Dominion Bank, New York Branch, Bank of America, N.A., UniCredit Bank GmbH, New York Branch, the Bank of New York Mellon, ING Bank N.V., Dublin Branch, and HSBC Bank USA, N.A., as co-documentation agents, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.”

““Sold Entity or Business” as defined in the definition of “Consolidated EBITDA”.”

““Term Loan Credit Agreement” means the $750,000,000 Amended and Restated Term Loan Credit Agreement, dated as of June 6, 2025, among the Company, as borrower, the lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent, joint lead arranger, and joint bookrunner, U.S. Bank National Association, as the syndication agent and joint lead arranger, the Toronto-Dominion Bank, New York Branch and Bank of America, N.A., as co-documentation agents and joint lead arrangers, and ING Bank N.V., Dublin Branch and BNP Paribas, as co-documentation agents, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.”

(r) Exhibit 1.3(c), Exhibit 1.3(d) and Exhibit 1.3(e) attached to the Note Facility are hereby amended by inserting “and any Incremental Interest” after each reference to “plus any Acquisition Spike” set forth therein.

(s) Exhibit 1.4 attached to the Note Facility is hereby amended and restated in its entirety to read as set forth on Exhibit B hereto.

SECTION 3. Amendment and Restatement of Existing Notes. The Company hereby agrees, subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, each of the Existing Notes is hereby, automatically and without any further action, amended to insert “and any Incremental Interest” after each reference to “plus any Acquisition Spike” set forth therein. The parties hereto hereby acknowledge and agree that the amendments to the Existing Notes set forth herein could have been effected through an agreement or instrument of amendment, and for convenience, the parties hereto have agreed to amend the terms and provisions of the Existing Notes, as set forth in this Section 3. At the request of any Holder, the Company shall execute and deliver a new Note or Notes in the form of the relevant Exhibit (as amended by this Amendment) to the Note Facility, in exchange for, and in replacement of, each Holder’s Existing Note, within five Business Days of such request, registered in the name of such Holder, in the aggregate outstanding principal amount of such Existing Note and dated as of the last interest payment date of such Existing Note. Any Notes issued on or after the First Amendment Effective Date shall be in the form of the relevant Exhibit to the Note Facility, as amended by this Amendment. The parties hereto specifically agree and confirm that the transactions effected hereby and by the Notes shall in no way evidence a new debt of the Company or a novation of the Existing Notes, but rather that all outstanding debt of the Company in respect of the Existing Notes is continued in full force and effect on the terms and conditions set forth in the Note Facility and the Notes (in each case as modified by this Amendment). All outstanding amounts owing by the Company in respect of the Existing Notes shall continue to be owing under the Note Facility and the Notes (without any further action required on the part of any Person), and shall be payable in accordance with the Note Facility and the Notes (in each case as modified by this Amendment).

SECTION 4. Representations and Warranties. To induce Prudential and the Holders to enter into this Amendment, the Company hereby represents and warrants to Prudential and the Holders that, both before (except with respect to Section 4(c) below) and after giving effect to this Amendment:

(a) The execution, delivery and performance by the Company of this Amendment (i) are within the Company’s requisite corporate or other applicable power and authority; (ii) have been duly authorized by all necessary corporate action; (iii) will not violate any requirement of law or contractual obligation of the Company or any if its Subsidiaries, except for such violations of contractual obligations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (iv) will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such requirement of law or contractual obligation which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and (v) will not require any consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person with respect to the Company or any of its Subsidiaries except for such consents, authorizations, filings, notices or other acts relating to such other Person which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b) This Amendment has been duly executed and delivered on behalf of the Company. This Amendment constitutes and, upon execution and delivery thereof, will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(c) Immediately before and after giving effect to this Amendment, the representations and warranties contained in the Note Facility (except with respect to Section 5.8 of the Note Facility, as disclosed in the Company’s Quarterly Report on Form 10-Q or in the Company’s Annual Report on Form 10-K, in each case, most recently filed with the Securities and Exchange Commission) and the other Financing Documents are true and correct in all material respects (except for such representations and warranties as have a materiality or Material Adverse Effect qualification, which shall be true and correct in all respects) as of the First Amendment Effective Date except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except for such representations and warranties as have a materiality or Material Adverse Effect qualification, which shall be true and correct in all respects) as of such earlier date.

(d) This Amendment and the documents, certificates or other writings delivered to the Holders by or on behalf of the Company in connection with the amendments set forth herein,

taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates or other writings delivered to Prudential or the Holders by or on behalf of the Company in connection with the amendments set forth herein.

(e) No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Amendment.

(f) No event has occurred and no condition exists that, either before or after giving effect to this Amendment, constitutes or would constitute a Default or an Event of Default.

(g) The Company has not paid, nor has it agreed to pay, any fees or other compensation in connection with the amendments described in clauses (b), (c) and (d) of Section 5 below, apart from an amendment fee equal to [***] basis points ([***]%) of the principal amount of notes outstanding (i) under the New York Life Shelf Agreement in connection with the New York Life Amendment (as hereinafter defined), (ii) under the MetLife Shelf Agreement in connection with the MetLife Amendment (as hereinafter defined) and (iii) under the AIG Shelf Agreement in connection with the AIG Amendment (as hereinafter defined).

SECTION 5. Conditions to Effectiveness. The amendments set forth in Section 2 of this Amendment and the amendment and restatement of the Existing Notes set forth in Section 3 of this Amendment shall become effective on the first date on which the following conditions precedent have been satisfied or waived (the first date on which such conditions shall have been so satisfied or waived, the “First Amendment Effective Date”):

(a) The Company, Prudential and the Holders shall have executed and delivered a counterpart of this Amendment.

(b) Prudential shall have received a fully executed copy of an amendment agreement to the New York Life Shelf Agreement, dated as of the date hereof (the “New York Life Amendment”), by and among the Company, NYL Investors LLC and the other holders of notes party thereto, in form and substance satisfactory to the Required Holders.

(c) Prudential shall have received a fully executed copy of an amendment agreement to the MetLife Shelf Agreement, dated as of the date hereof (the “MetLife Amendment”), by and among the Company, Metropolitan Life Insurance Company and MetLife Investment Advisors Company, LLC and the other holders of notes party thereto, in form and substance satisfactory to the Required Holders.

(d) Prudential shall have received a fully executed copy of an amendment agreement to the AIG Shelf Agreement, dated as of the date hereof (the “AIG Amendment”), by and among the Company, Corebridge Institutional Investors (U.S.), LLC and the purchasers from time to time party thereto, in form and substance satisfactory to the Required Holders.

(e) Prudential and the Holders shall have received a certificate signed by a Responsible Officer of the Company certifying that the conditions specified in clauses (h) and (i) of this Section 5 have been satisfied as of the First Amendment Effective Date.

(f) Prudential and the Holders shall have received a certificate of a Secretary or Assistant Secretary of the Company, dated as of the date hereof, (i) certifying as to the resolutions attached thereto, incumbency of applicable officers and other corporate proceedings relating to the authorization, execution and delivery of this Amendment and any Amended and Restated Notes, and (ii) attaching true, correct and complete copies of the corporate charter and bylaws of the Company or certifying that the corporate charter and bylaws most recently provided to the Holders are still in full force and effect and have not since been amended, restated, supplemented or otherwise modified in any respect.

(g) Prudential and the Holders shall have received a good standing certificate for the Company from the Secretary of State of Delaware, dated of a recent date, and such other evidence of the status of the Company as Prudential and the Holders may reasonably request.

(h) Each of the representations and warranties set forth in Section 4 above shall be true and correct on and as of the First Amendment Effective Date as if made on and as of such date (or, if any such representation and warranty is expressly stated to have been made as of a specific date, as of such specific date).

(i) No Default or Event of Default shall have occurred and be continuing on and as of the First Amendment Effective Date or immediately after giving effect to this Amendment.

(j) Prudential shall have received payment of a facility fee in an amount equal to $[***] by wire transfer of immediately available funds on or prior to the First Amendment Effective Date.

(k) The Company shall have paid the reasonable fees and disbursements of the Holders’ special counsel in accordance with Section 7 below.

SECTION 6. Effects on Note Facility. This Amendment shall be construed in connection with and as a part of the Note Facility and, except as specifically amended herein, the Note Facility shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment may refer to the Note Facility without making specific reference to this Amendment, but nevertheless all such references shall include this Amendment unless the context otherwise requires.

SECTION 7. Expenses. Without prejudice to the provisions of Section 15 (Expenses, Etc.) of the Note Facility, whether or not the amendments set forth herein become effective, the Company agrees to pay or reimburse Prudential and the Holders for all of their reasonable and invoiced out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of this Amendment and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonble and documented fees and disbursements of Morgan, Lewis & Bockius LLP, counsel to Prudential and the Holders.

SECTION 8. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE. EACH PARTY HERETO HEREBY AGREES AS SET FORTH FURTHER IN SECTION 22.8 OF THE NOTE FACILITY AS IF SUCH SECTION WAS SET FORTH IN FULL HEREIN.

SECTION 9. No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Note Facility or an accord and satisfaction in regard thereto.

SECTION 10. Financing Document. This Amendment shall constitute a “Financing Document” for all purposes of the Note Facility and the other Financing Documents.

SECTION 11. Amendments; Execution in Counterparts; Electronic Execution. This Amendment shall not constitute an amendment of any other provision of the Note Facility not referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Company that would require a waiver or consent of the Holders or Prudential. Except as expressly amended hereby, the provisions of the Note Facility are and shall remain in full force and effect. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, including by means of facsimile or electronic transmission, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

Delivery of an executed counterpart of a signature page of this Amendment by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record (each an “Electronic Signature”), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require Prudential or the Holders to accept Electronic Signatures in any form or format without their prior written consent. Without limiting the generality of the foregoing, each party hereto hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Prudential, the Company and the other parties hereto, electronic images of this Amendment or any other Financing Documents (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of this Amendment or any of the other Financing Documents based solely on the lack of paper original copies of this Amendment or any other Financing Documents, including with respect to any signature pages hereto or thereto.

SECTION 12. Successors and Assigns. All covenants and other agreements contained in this Amendment by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

SECTION 13. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 14. Entire Agreement. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Amendment or the Note Facility shall be deemed representations and warranties of the Company under this Amendment or the Note Facility. Subject to the preceding sentence, this Amendment, the Note Facility and the Notes embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 15. Binding Effect, Etc. This Amendment applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such Amendment. This Amendment will not extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived hereby or impair any right consequent thereon.

SECTION 16. Headings. Section and subsection headings used herein are for convenience of reference only, are not part of this Amendment and shall neither be deemed to be a part of this Amendment, the Note Facility or any other Financing Document nor modify, define, expand or limit any of the terms or provisions hereof or thereof.

SECTION 17. Incorporation by Reference. The provisions of Section 18 (Notices), Section 20 (Confidential Information) and Section 22.5 (Construction) of the Note Facility are each incorporated herein by reference, mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

HENRY SCHEIN, INC., as the Company

By:	/s/ Michael Amodio
Name: Michael Amodio
Title: Vice President and Treasuer

[Signature Page to First Amendment to Third A&R Master Facility Note (Prudential)]

PGIM, INC.

By:	/s/ Bryan Chen
Name: Bryan Chen
Title: Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	PGIM, Inc., as investment manager

By:	/s/ Bryan Chen
Name: Bryan Chen
Title: Vice President

PRUDENTIAL ARIZONA REINSURANCE UNIVERSAL COMPANY as successor by merger to PRUDENTIAL UNIVERSAL REINSURANCE COMPANY

By:	PGIM, Inc., as investment manager

By:	/s/ Bryan Chen
Name: Bryan Chen
Title: Vice President

PRUCO LIFE INSURANCE COMPANY

By:	PGIM, Inc., as investment manager

By:	/s/ Bryan Chen
Name: Bryan Chen
Title: Vice President

[Signature Page to First Amendment to Third A&R Master Facility Note (Prudential)]

THE GIBRALTAR LIFE INSURANCE CO., LTD.

By:	PGIM Japan Co., Ltd., as Investment Manager

By:	PGIM, Inc., as Sub-Adviser

By:	/s/ Bryan Chen
Name: Bryan Chen
Title: Vice President

PRUDENTIAL ARIZONA REINSURANCE CAPTIVE COMPANY, as successor by merger to PRUDENTIAL ARIZONA REINSURANCE TERM COMPANY

By:	PGIM, Inc., as investment manager

By:	/s/ Bryan Chen
Name: Bryan Chen
Title: Vice President

PRUDENTIAL ARIZONA REINSURANCE CAPTIVE COMPANY

BY:	PGIM, Inc., as investment manager

BY:	/s/ Bryan Chen
Title: Vice President

PRUDENTIAL ARIZONA REINSURANCE CAPTIVE COMPANY, AS SUCCESSOR BY MERGER TO PRUDENTIAL ARIZONA REINSURANCE TERM COMPANY

BY:	PGIM, Inc., as investment manager

BY:	/s/ Bryan Chen
Title: Vice President

[Signature Page to First Amendment to Third A&R Multicurrency Private Shelf Agreement (Prudential)]

BCBSM, INC. DBA BLUE CROSS AND BLUE SHIELD OF MINNESOTA

By:	PGIM Private Placement Investors,
L.P. (as Investment Advisor)

By:	PGIM Private Placement Investors, Inc.
(as its General Partner)

By:	/s/ Bryan Chen
Name: Bryan Chen
Title: Vice President

FARMERS INSURANCE EXCHANGE

By:	PGIM Private Placement Investors,
L.P. (as Investment Advisor)

By:	PGIM Private Placement Investors, Inc.
(as its General Partner)

By:	/s/ Bryan Chen
Name: Bryan Chen
Title: Vice President

MID CENTURY INSURANCE COMPANY

By:	PGIM Private Placement Investors,
L.P. (as Investment Advisor)

By:	PGIM Private Placement Investors, Inc.
(as its General Partner)

By:	/s/ Bryan Chen
Name: Bryan Chen
Title: Vice President

[Signature Page to First Amendment to Third A&R Multicurrency Private Shelf Agreement (Prudential)]

THE PRUDENTIAL LIFE INSURANCE COMPANY, LTD.

By:	PGIM Japan Co., Ltd., as Investment Manager

By:	PGIM, Inc., as Sub-Adviser

By:	/s/ Bryan Chen
Vice President

UNITED OF OMAHA LIFE INSURANCE COMPANY

By: PGIM Private Placement Investors, L.P. (as Investment Advisor)

By: PGIM Private Placement Investors, Inc. (as its General Partner)

By:	/s/ Bryan Chen
Vice President

MUTUAL OF OMAHA INSURANCE COMPANY

By: PGIM Private Placement Investors, L.P. (as Investment Advisor)

By: PGIM Private Placement Investors, Inc. (as its General Partner)

By:	/s/ Bryan Chen
Vice President

[Signature Page to First Amendment to Third A&R Master Facility Note (Prudential)]

COMPANION LIFE INSURANCE COMPANY

By:PGIM Private Placement Investors, L.P. (as Investment Advisor)

By: PGIM Private Placement Investors, Inc. (as its General Partner)

By:	/s/ Bryan Chen
Vice President

ZURICH AMERICAN INSURANCE COMPANY

By:PGIM Private Placement Investors, L.P. (as Investment Advisor)

By: PGIM Private Placement Investors, Inc. (as its General Partner)

By:	/s/ Bryan Chen
Vice President

GIBRALTAR REINSURANCE COMPANY LTD.

By: Broad Street Global Advisors, LLC, as investment manager

By: PGIM, Inc., as Sub-Advisor

By:	/s/ Bryan Chen
Vice President

[Signature Page to First Amendment to Third A&R Master Facility Note (Prudential)]

PAR U HARTFORD LIFE & ANNUITY COMFORT TRUST

By: Prudential Arizona Reinsurance Universal Company, as grantor

By: PGIM, Inc., as investment manager

By:	/s/ Bryan Chen
Vice President

PAR U HARTFORD LIFE INSURANCE COMFORT TRUST

By: Prudential Arizona Reinsurance Universal Company, as grantor

By: PGIM, Inc., as investment manager

By:	/s/ Bryan Chen
Vice President

PICA HARTFORD LIFE & ANNUITY COMFORT TRUST

By: The Prudential Insurance Company of America, as grantor

By: PGIM, Inc., as investment manager

By:	/s/ Bryan Chen
Vice President

[Signature Page to First Amendment to Third A&R Master Facility Note (Prudential)]

PICA HARTFORD LIFE INSURANCE COMFORT TRUST

By: The Prudential Insurance Company of America, as grantor

By: PGIM, Inc., as investment manager

By:	/s/ Bryan Chen
Vice President

PENSIONSKASSE DES BUNDES PUBLICA

By: PGIM Private Capital Limited, as Investment Manager

By:	/s/ Bryan Chen
Director

THE INDEPENDENT ORDER OF FORESTERS

By: PGIM Private Placement Investors, L.P. (as Investment Advisor)

By: PGIM Private Placement Investors, Inc. (as its General Partner)

By:	/s/ Bryan Chen
Vice President

[Signature Page to First Amendment to Third A&R Master Facility Note (Prudential)]

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By: PGIM Private Placement Investors, L.P. (as Investment Advisor)

By: PGIM Private Placement Investors, Inc. (as its General Partner)

By:	/s/ Bryan Chen
Vice President

THE PRUDENTIAL GIBRALTAR FINANCIAL LIFE INSURANCE CO., LTD.

By: PGIM Japan Co., Ltd., as investment manager

By: PGIM, Inc., as sub-advisor

By:	/s/ Bryan Chen
Vice President

PRIVATE PLACEMENT TRUST INVESTORS, LLC

By: PGIM Private Placement Investors, L.P., as Managing Member

By: PGIM Private Placement Investors, Inc., as its General Partner

By:	/s/ Bryan Chen
Vice President

[Signature Page to First Amendment to Third A&R Master Facility Note (Prudential)]

PRUDENTIAL LEGACY INSURANCE COMPANY OF NEW JERSEY

By: PGIM, Inc., as investment manager

By:	/s/ Bryan Chen
Vice President

HIGHMARK INC.

By: PGIM Private Placement Investors, L.P. (as Investment Advisor)

By: PGIM Private Placement Investors, Inc. (as its General Partner)

By:	/s/ Bryan Chen
Vice President

PHYSICIANS MUTUAL INSURANCE COMPANY

By: PGIM Private Placement Investors, L.P. (as Investment Advisor)

By: PGIM Private Placement Investors, Inc. (as its General Partner)

By:	/s/ Bryan Chen
Vice President

[Signature Page to First Amendment to Third A&R Master Facility Note (Prudential)]